                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                              PBOC HOLDINGS, INC.,

                          PEOPLE'S BANK OF CALIFORNIA,

                                   BYL BANCORP

                                       AND

                                 BYL BANK GROUP

                          DATED AS OF NOVEMBER 1, 2000

                          AGREEMENT AND PLAN OF MERGER
                                TABLE OF CONTENTS


ARTICLE I       DEFINITIONS............................................................................................1

ARTICLE II      THE MERGER.............................................................................................6

         2.1    The Merger.............................................................................................6
         2.2    Effect of the Merger...................................................................................6
         2.3    Articles of Incorporation and Bylaws...................................................................7
         2.4    Directors and Officers.................................................................................7
         2.5    Effective Time.........................................................................................7
         2.6    Effect on Outstanding Shares...........................................................................7
         2.7    Shareholder Rights; Stock Transfers....................................................................9
         2.8    Dissenting Shares......................................................................................9
         2.9    Exchange Procedures....................................................................................9
         2.10   Options...............................................................................................11
         2.11   Withholding Rights....................................................................................11
         2.12   Additional Actions....................................................................................11
         2.13   Interim Shares........................................................................................12

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF BYL AND BYL BANK....................................................12

         3.1    Capital Structure of BYL and BYL Bank.................................................................12
         3.2    Organization, Standing and Authority of BYL...........................................................13
         3.3    Subsidiaries..........................................................................................13
         3.4    Reserved..............................................................................................13
         3.5    Authorized and Effective Agreement; Consents and Approvals............................................13
         3.6    Securities Documents and Regulatory Reports...........................................................15
         3.7    Financial Statements..................................................................................15
         3.8    Material Adverse Change...............................................................................16
         3.9    Environmental Matters.................................................................................16
         3.10   Tax Matters...........................................................................................17
         3.11   Legal Proceedings.....................................................................................18
         3.12   Compliance with Laws..................................................................................18
         3.13   Certain Information...................................................................................18
         3.14   Employee Benefit Plans................................................................................19
         3.15   Certain Contracts.....................................................................................20
         3.16   Brokers and Finders...................................................................................21
         3.17   Insurance.............................................................................................21
         3.18   Properties............................................................................................21
         3.19   Labor.................................................................................................22
         3.20   Transactions with Affiliates..........................................................................22


                                       i


         3.21   Nonperforming and Classified Assets...................................................................22
         3.22   Required Vote; Inapplicability of Antitakeover Statutes;Fairness Opinion..............................23
         3.23   Proposed Transaction with CNL Commercial Finance, Inc.................................................23
         3.24   Disclosures...........................................................................................24

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF PBOC AND THE BANK...................................................25

         4.1    Organization, Standing and Authority of PBOC..........................................................25
         4.2    Organization, Standing, Authority and Ownership of the
                  PBOC Subsidiaries...................................................................................25
         4.3    Authorized and Effective Agreement; Consents and Approvals............................................25
         4.4    Securities Documents..................................................................................27
         4.5    Financial Statements..................................................................................27
         4.6    Access to Funds.......................................................................................28
         4.7    Legal Proceedings.....................................................................................28
         4.8    Certain Information...................................................................................28
         4.9    Disclosures...........................................................................................28

ARTICLE V       COVENANTS.............................................................................................29

         5.1    Reasonable Best Efforts...............................................................................29
         5.2    Shareholder Meeting...................................................................................29
         5.3    Regulatory Matters....................................................................................29
         5.4    Investigation and Confidentiality.....................................................................30
         5.5    Press Releases........................................................................................30
         5.6    Business of BYL and the Bank......................................................................... 31
         5.7    Current Information...................................................................................34
         5.8    Benefit Plans and Arrangements........................................................................35
         5.9    Indemnification; Insurance............................................................................35
         5.10   Disclosure Supplements................................................................................36
         5.11   Failure to Fulfill Conditions.........................................................................36

ARTICLE VI      CONDITIONS PRECEDENT..................................................................................37

         6.1    Conditions Precedent - All Parties....................................................................37
         6.2    Conditions Precedent - BYL and BYL Bank...............................................................37
         6.3    Conditions Precedent - PBOC and the Bank..............................................................38

ARTICLE VII     TERMINATION, WAIVER AND AMENDMENT.....................................................................40

         7.1    Termination...........................................................................................40
         7.2    Effect of Termination.................................................................................41
         7.3    Survival of Representations, Warranties and Covenants.................................................41


                                       ii


         7.4    Waiver................................................................................................41
         7.5    Amendment or Supplement...............................................................................41

ARTICLE VIII    MISCELLANEOUS.........................................................................................42

         8.1    Expenses; Termination Fee.............................................................................42
         8.2    Entire Agreement......................................................................................44
         8.3    Assignment; Successors................................................................................44
         8.4    Notices...............................................................................................45
         8.5    Alternative Structure.................................................................................46
         8.6    Interpretation........................................................................................46
         8.7    Counterparts..........................................................................................46
         8.8    Governing Law.........................................................................................46


Exhibit A    Form of Stockholder Agreement
Exhibit B    Form of Agreement of Merger
Exhibit C    Form of Agreement of Merger and Liquidation
Exhibit D    Form of Articles of Combination and Agreement of Merger
Exhibit E    Matters to be covered by opinion of counsel to PBOC
Exhibit F    Intentionally Omitted
Exhibit G    Matters to be covered by opinion of counsel to BYL
Exhibit H    Form of Stock Option Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 1, 2000 ("Agreement") among PBOC Holdings, Inc. ("PBOC"), a Delaware corporation, People's Bank of California (the "Bank"), a federally-chartered savings bank and wholly-owned subsidiary of PBOC, BYL Bancorp ("BYL"), a California corporation and BYL Bank Group ("BYL Bank"), a California- chartered commercial bank and wholly-owned subsidiary of BYL.


                              W I T N E S S E T H:


         WHEREAS, the Boards of Directors of PBOC, the Bank, BYL and BYL Bank have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to PBOC's willingness to enter into this Agreement, certain stockholders of BYL are concurrently entering into a Stockholder Agreement with PBOC (the "Stockholder Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, such stockholders agree to vote their shares of BYL Common Stock in favor of this Agreement and the Agreement of Merger (as defined herein) and the transactions contemplated hereby and thereby.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto do hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         "Acquisition Transaction" shall have the meaning set forth in Section 5.6(b) hereof.

         "Affiliate" shall have the meaning set forth in Section 3.20 hereof.

         "Agreement of Merger" shall mean the agreement of merger between BYL and Interim, the form of which is attached hereto as Exhibit B.

         "Agreement and Plan of Merger and Liquidation" shall mean the agreement between BYL and PBOC, the form of which is attached hereto as Exhibit C.

         "Articles of Combination and Agreement of Merger" shall mean the agreement between BYL Bank and People's Bank of California, the form of which is attached hereto as Exhibit D.

         "Bank" shall mean People's Bank of California.

         "BYL" shall mean BYL Bancorp.

         "BYL Bank" shall mean BYL Bank Group.

         "BYL Common Stock" shall mean the common stock of BYL.

         "BYL Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of BYL as of December 31, 1999 and 1998 and the consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of BYL for each of the three years ended December 31, 1999, 1998 and 1997, as well as the unaudited consolidated statement of financial condition of BYL as of June 30, 2000 and the unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the six months ended June 30, 2000 and 1999 and (ii) the consolidated statements of financial condition of BYL (including related notes and schedules, if any) and the consolidated statements of income (including related notes and schedules, if any) of BYL included in the Security Documents filed by BYL with respect to the quarterly and annual periods ended subsequent to June 30, 2000 and delivered to PBOC pursuant to Section 5.7 hereof.

         "BYL Option Plan" shall mean the BYL Stock Option Plan.

         "BYL Options" shall mean options to purchase shares of BYL Common Stock granted pursuant to the BYL Option Plan.

         "BYL Preferred Stock" shall mean the preferred stock of BYL.

         "CGCL" shall mean the California General Corporation Law.

         "CNL Transaction Agreements" shall mean the Agreement Pertaining to the Ownership and Operation of CNL Commercial Finance, LLC by and between CNL Commercial Funding LP, BYL, BYL Bank and CNL Commercial Finance LLC dated July 12, 2000; the First Amendment thereto dated August 15, 2000, with CNL Commercial Finance, Inc ("CCF") as successor to CNL Commercial Finance, LLC (collectively, the "CNL Operations Agreement"); the Stockholders' Agreement of CNL Commercial Finance, Inc. between CNL Commercial Funding, LP, CCF and BYL, dated August 16, 2000; and each of the additional agreements referred to therein.

         "Closing" shall have the meaning set forth in Section 2.5 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Confidentiality Agreement" shall have the meaning set forth in Section 5.4(b) hereof.

         "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

         "Department" shall mean the State of California Department of Financial Institutions.

         "DGCL" shall mean the General Corporation Law of Delaware.

         "Dissenting Shares" shall have the meaning set forth in Section 2.8 hereof.

         "DOJ" shall mean the United States Department of Justice.

         "Effective Time" shall mean the time specified pursuant to Section 2.5 hereof as the effective time of the Merger.

         "Environmental Claim" means any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface soil, plant and animal life or any other natural resource), and/or
(2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Laws includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 2901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; (2) all comparable state and local laws including but not limited to, the Air Quality Monitoring Devices Act (California Health and Safety Code Section 42700 et seq.); the Porter-Cologne Water Control Act (California Water Code Section 13200 et seq.); the

Carpenter-Presley-Tanner Hazardous Substance Control Act (California Health and Safety Code Section 25300 et seq.); the Clean Waters Act (California Fish and Game Code Section 5650 et seq.); and the Hazard Communications Act (8 CCR 5194) and any similar, implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder; and (3) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

         "FRB" means the Board of Governors of the Federal Reserve System.

         "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

         "HOLA" shall mean the Home Owner's Loan Act, as amended.

         "Interim" shall have the meaning set forth in Section 2.1 hereof.

         "Material Adverse Effect" shall mean any effect that (i) is material and adverse to the financial condition, results of operations or business of BYL and BYL Bank, either individually or considered as one enterprise or (ii) materially impairs the ability of BYL and/or BYL Bank to consummate the transactions contemplated by this Agreement and the Agreement of Merger, provided, however, that Material Adverse Effect shall not be deemed to include
(i) the impact of changes in (a) laws, regulations, or policies of any Government Entity or interpretations thereof; or (b) generally accepted accounting principles, that in each case are generally applicable to the banking industry, or (ii) actions taken or to be taken by BYL upon the written request of PBOC pursuant to this Agreement or the Agreement of Merger.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "Merger" shall have the meaning set forth in Section 2.1 hereof.

         "Merger Consideration" shall have the meaning set forth in Section 2.6(c) hereof.

         "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury, or any successor thereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PBOC Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of PBOC as of December 31, 1999 and 1998 and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of PBOC for each of the three years ended December 31, 1999, 1998 and 1997, as well as the unaudited consolidated statement of financial condition as of June 30, 2000 and the unaudited consolidated statements of income, shareholders' equity and cash flows for the six months ended June 30, 2000 and 1999 and (ii) the consolidated balance sheets of PBOC (including related notes and schedules, if any) and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of PBOC included in the Securities Documents filed by PBOC with respect to the quarterly and annual periods subsequent to June 30, 2000, 1999 and delivered to BYL pursuant to
Section 5.7 hereof.

         "Previously Disclosed" shall mean disclosed in (i) a letter dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein or (ii) a letter dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.10 hereof. The inclusion of any matter in information Previously Disclosed shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

         "Proxy Statement" shall mean the proxy statement to be delivered by BYL to its shareholders in connection with the solicitation of their approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, including any amendment or supplement thereto.

         "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

         "Stockholder Agreement" means the agreement dated the date hereof between certain of the stockholders of BYL and PBOC, the form of which is attached hereto as Exhibit A.

         "Stock Option Agreement" means the agreement dated the date hereof between PBOC and BYL, the form of which is attached hereto as Exhibit H.

         "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the Commission.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.


                                   ARTICLE II

                                   THE MERGER

2.1      THE MERGER

         Subject to the terms and conditions of this Agreement and subject to and in accordance with an Agreement of Merger, the form of which is attached hereto as Exhibit B (the "Agreement of Merger"), between BYL and PBOC Acquisition Corp., a California corporation and wholly-owned subsidiary of PBOC ("Interim") to be formed in connection with the transactions contemplated hereby, at the Effective Time (as defined in Section 2.5 hereof), Interim shall be merged with and into BYL in accordance with Section 1100 et seq. of the CGCL (the "Merger"), with BYL as the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Simultaneously with or as soon as practicable after the Merger, the Surviving Corporation shall be merged with and liquidated into PBOC (the "Liquidation") in accordance with an Agreement and Plan of Merger and Liquidation, the form of which is attached hereto as Exhibit C.

2.2      EFFECT OF THE MERGER

         (a) As of the Effective Time (as defined in Section 2.5 hereof), the Surviving Corporation shall be considered the same business and corporate entity as each of BYL and Interim and thereupon and thereafter, all the property, rights, powers and franchises of each of BYL and Interim shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of BYL and Interim and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of BYL and Interim in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of BYL and Interim is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of BYL and Interim if the Merger had not occurred. At the Effective Time, the directors and officers of the Surviving Corporation shall be the persons designated in Section 2.4.


         (b) Following consummation of the Liquidation, PBOC shall cause BYL Bank to merge with and into the Bank, with the Bank as the resulting institution in accordance with the terms of the Articles of Combination and Agreement of Merger, the form of which is attached hereto as Exhibit D.

2.3      ARTICLES OF INCORPORATION AND BYLAWS

         As of the Effective Time, the Article of Incorporation and Bylaws of BYL shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

2.4      DIRECTORS AND OFFICERS

         As of the Effective Time, the directors and officers of Interim shall become the directors and officers of the Surviving Corporation.

2.5      EFFECTIVE TIME

         The Merger shall become effective upon the occurrence of the filing of an Agreement of Merger with the Secretary of State of the State of California, unless a later date and time is specified as the effective time in such Agreement of Merger ("Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in
Article VI of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing), at the offices of PBOC or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to the parties hereto the certificates and other documents required to be delivered under Article VI hereof.

2.6      EFFECT ON OUTSTANDING SHARES

         Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of a holder of shares of BYL Common Stock:

                  (a) each share of BYL Common Stock issued and outstanding at the Effective Time (other than (i) Dissenting Shares and (ii) shares of BYL Common Stock owned by BYL or PBOC or any of its wholly-owned subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive in cash without interest the Merger Consideration, determined in accordance with Sections 2.6(c) and (d) hereof ; and

                  (b) each share of BYL Common Stock owned by BYL, PBOC or any of PBOC's wholly-owned Subsidiaries at the Effective Time (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be canceled and retired and shall not represent capital stock of the Surviving Corporation, and no exchange or payment shall be made with respect thereto.

                  (c) Subject to Section 2.6(d), the Merger Consideration for purposes of Section 2.6(a) shall be $15.00; provided, however, that if the Closing occurs (i) in the period commencing March 6, 2001 to and including June 15, 2001, the Merger Consideration shall be increased by an amount for each day subsequent to March 6, 2001 to and including the Closing Date which is equivalent to 8.0% per annum on the aggregate $15.00 per share Merger Consideration (the "Additional Merger Consideration"). Notwithstanding the foregoing, for purposes of computing the amount of Additional Merger Consideration, if any, which PBOC is obligated to pay hereunder, no Additional Merger Consideration shall be due on the date which is five days after the date that PBOC provides BYL with written notice that it has satisfied all conditions for Closing and is prepared to close the transactions contemplated by this Agreement.

                  (d)(i) To the extent that the SBA Commencement Assets (as defined in the CNL Operations Agreement) have not been purchased by CCF by December 31, 2000, PBOC and the Bank acknowledge that BYL and BYL Bank shall liquidate for cash the Second Residual Interest (as defined in the CNL Operations Agreement) and not consummate the transactions contemplated by the CNL Transaction Agreements. Under such circumstances, notwithstanding anything herein to the contrary, the aggregate Merger Consideration shall be reduced by the after tax cost (utilizing BYL's applicable tax rate) of the difference between $2,104,002 and the sum of (i) the cash price received for the Second Residual Interest, plus (ii) cash payments received by BYL on the Second Residual Interest after the date of this Agreement, plus (iii) interest earned at the rate of 5.0% per annum on the amounts set forth in clause (ii) of this sentence from the date of receipt to the date of sale of such Second Residual Interest, as evidenced by a payment schedule which shall be satisfactory to PBOC. To the extent that the Second Residual Interest has not been liquidated by the date of PBOC's receipt of the last required regulatory approval of the transactions contemplated by this Agreement, then for purposes of clause (i) in the immediately preceding sentence, the cash price received for the Second Residual Interest shall be deemed to be zero.

                  (ii) To the extent that the SBA Commencement Assets (as defined in the CNL Operations Agreement) have been purchased by CCF by December 31, 2000, but, as part of the closing of the transactions contemplated by the CNL Transaction Agreements, BYL and BYL

Bank has had to cause CCF to acquire through purchase a license providing for Small Business Administration ("SBA") accreditation as a non-bank participating lender, then under such circumstances and notwithstanding anything herein to the contrary, the Merger Consideration shall be reduced by the after tax cost (utilizing BYL's applicable tax rate) to BYL of the acquisition by CCF of the SBA license.

2.7      SHAREHOLDER RIGHTS; STOCK TRANSFERS

         Except as provided in Section 2.8 hereof, at the Effective Time, holders of BYL Common Stock shall cease to be and shall have no rights as shareholders of BYL, other than to receive the aggregate Merger Consideration to which such holders are entitled pursuant to Section 2.6 hereof. After the Effective Time, there shall be no transfers on the stock transfer books of BYL or the Surviving Corporation of shares of BYL Common Stock.

2.8      DISSENTING SHARES

         Each outstanding share of BYL Common Stock the holder of which has perfected his right to dissent under Section 1300 et seq. of the CGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration specified in Section 2.6 hereof, and the holder thereof shall be entitled only to such rights as are granted by Section 1301 of the CGCL. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenting Shares held by such holder shall thereupon be treated as though such Dissenting Shares had been converted into the right to receive the aggregate Merger Consideration to which such holder would be entitled pursuant to Section 2.6 hereof. BYL shall give PBOC prompt notice upon receipt by BYL of any such written demands for payment of the fair value of shares of BYL Common Stock and of withdrawals of such demands and any other instruments provided pursuant to Section 1301 of the CGCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

2.9      EXCHANGE PROCEDURES

         (a) At and after the Effective Time, each certificate (each a "Certificate") previously representing shares of BYL Common Stock, other than Dissenting Shares, shall represent only the right to receive the aggregate Merger Consideration specified in Section 2.6 hereof.

         (b) As of the Effective Time, PBOC shall deposit, or shall cause to be deposited, with such bank or trust company reasonably acceptable to BYL as PBOC may select (the "Exchange Agent"), the aggregate Merger Consideration to be paid to the holders of shares of BYL Common Stock pursuant to Section 2.6 hereof in exchange for outstanding shares of BYL Common Stock.

         (c) Within five business days after the Effective Time, PBOC shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as PBOC and BYL may determine; and (ii) instructions for use in effecting the surrender of Certificates in exchange for the aggregate Merger Consideration to which such holder is entitled pursuant to Section 2.6 hereof. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the aggregate Merger Consideration which such holder has the right to receive in respect of the Certificate surrendered pursuant to Section 2.6 hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of BYL Common Stock not registered in the transfer records of BYL, a check for the aggregate Merger Consideration to which the holder thereof is entitled pursuant to Section 2.6 hereof may be issued to the holder if the Certificate representing such BYL Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable discretion of PBOC and the Exchange Agent, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

         (d) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of BYL for six months after the Effective Time shall be repaid by the Exchange Agent to PBOC. Any shareholders of BYL who have not theretofore complied with this
Section 2.9 shall thereafter look only to PBOC for payment of the Merger Consideration deliverable in respect of each share of BYL Common Stock such shareholder holds as determined pursuant to Section 2.6 of this Agreement without any interest thereon. If outstanding Certificates are not surrendered or the payments for them are not claimed prior to the date on which such payments would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of PBOC (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of PBOC, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of BYL Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by PBOC or the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the aggregate Merger Consideration deliverable in respect thereof pursuant to Section 2.3 of this Agreement.

2.10     OPTIONS

         At the Effective Time, each BYL Option which is outstanding and unexercised immediately prior to the Effective Time shall be terminated and each grantee thereof shall be entitled to receive, in lieu of each share of BYL Common Stock that would otherwise have been issuable upon the exercise thereof, an amount in cash computed by multiplying (i) the difference between (x) the Merger Consideration and (y) the per share exercise price applicable to such BYL Option by (ii) the number of such shares of BYL Common Stock subject to such BYL Option. BYL agrees to take or cause to be taken all action necessary to provide for such termination and payment effective at or before the Effective Time. BYL agrees to provide each holder of a BYL Option granted pursuant to a BYL Option Plan with any applicable notice and otherwise to take such actions as may be required to ensure that outstanding BYL Options are terminated in the manner set forth in this Section 2.10.

2.11     WITHHOLDING RIGHTS

         PBOC (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of BYL Common Stock or BYL Options such amounts as PBOC is required under the Code or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld and paid to the applicable taxing authority shall be treated for all purposes of this Agreement as having been paid to the holder of BYL Common Stock or BYL Options, as applicable, in respect of which such deduction and withholding was made by PBOC.

2.12     ADDITIONAL ACTIONS

         If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of BYL acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, each of the BYL and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of BYL or otherwise to take any and all such action.

2.13     INTERIM SHARES

         Each outstanding share of common stock of Interim, $.01 par value per share ("Interim Common Stock"), on the Effective Time shall be converted automatically and without any action on the part of the holder thereof into an equal number of shares of the Surviving Corporation, which shall constitute all of the outstanding common stock of the Surviving Corporation.


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF BYL AND BYL BANK


         Except as Previously Disclosed, BYL and BYL Bank represent and warrant to PBOC and the Bank as follows:

3.1      CAPITAL STRUCTURE OF BYL AND BYL BANK

         The authorized capital stock of BYL consists of 50,000,000 shares of BYL Common Stock and 25,000,000 shares of Preferred Stock. As of the date hereof, (i) there are 2,542,568 shares of BYL Common Stock issued and outstanding, no shares of BYL Preferred Stock issued and outstanding and no shares of BYL Common Stock are held as treasury shares. All outstanding shares of BYL Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and none of the outstanding shares of BYL Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. BYL has Previously Disclosed each BYL Option outstanding as of the date hereof, including the number of shares covered by each such BYL Option and the exercise price thereof. Except for the option to purchase BYL Common Stock granted to PBOC pursuant to the Stock Option Agreement and BYL Options to purchase 377,203 shares of BYL Common Stock as of the date hereof, there are no Rights authorized, issued or outstanding with respect to the BYL Common Stock.

         The authorized capital stock of BYL Bank consists of 6,666,666 shares of common stock and 1,000,000 shares of preferred stock. As of the date hereof,
(i) there are 100 shares of BYL Bank common stock issued and outstanding, no shares of BYL Bank preferred stock issued and outstanding and no shares of BYL Bank common stock are held as treasury shares. All outstanding shares of BYL Bank common stock have been duly authorized and validly issued and are fully paid and nonassessable and are owned by BYL.

3.2      ORGANIZATION, STANDING AND AUTHORITY OF BYL

         BYL is a corporation duly organized, validly existing and in good standing under the laws of the State of California. BYL has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. BYL is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. BYL has heretofore delivered to PBOC true and complete copies of the Articles of Incorporation and Bylaws of BYL as in effect as of the date hereof.

3.3      SUBSIDIARIES

         The only direct or indirect subsidiary of BYL is BYL Bank. BYL Bank (i) is duly organized and is validly existing under the laws of the State of California, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Except as Previously Disclosed, each of BYL and BYL Bank has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with their appropriate bank regulatory agencies. Except as Previously Disclosed, BYL and/or BYL Bank do not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization.

3.4      Reserved.

3.5      AUTHORIZED AND EFFECTIVE AGREEMENT; CONSENTS AND APPROVALS

          (a) BYL and BYL Bank have all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of BYL's shareholders of this Agreement) to perform all of their obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BYL and BYL Bank, except for the approval of this Agreement by BYL's shareholders. This Agreement has been duly and validly executed and delivered by BYL and BYL Bank and constitutes legal, valid and binding obligations of BYL and BYL Bank which are enforceable against BYL and BYL Bank in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (b) Subject to the approval of this Agreement by the stockholders of BYL, BYL has full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of the Agreement of Merger by BYL and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of BYL. The Agreement of Merger, upon its execution and delivery by BYL, will constitute a valid and binding obligation of BYL, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (c) None of the execution and delivery of this Agreement by BYL and BYL Bank, the execution and delivery of the Agreement of Merger by BYL, the consummation by BYL and BYL Bank of the transactions contemplated hereby in accordance with the terms hereof, the consummation by BYL of the transactions contemplated by the Agreement of Merger in accordance with the terms thereof, compliance by BYL and BYL Bank with any of the terms or provisions hereof or compliance by BYL with any terms or provisions of the Agreement of Merger, will
(i) violate any provision of the Articles of Incorporation or Bylaws of BYL or BYL Bank; (ii) assuming that the consents and approvals set forth herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BYL or BYL Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of BYL or BYL Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BYL or BYL Bank are a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FRB, the FDIC, the Department, the OTS, the Secretary of State of the State of Delaware, the Secretary of State of the State of California and the stockholders of BYL, no consents or approvals of or filings or registrations with or notices to any Governmental Entity are required on behalf of BYL or BYL Bank in connection with (a) the execution and delivery of this Agreement by BYL and BYL Bank or the execution and delivery of the Agreement of Merger by BYL, and (b) the completion by BYL and BYL Bank of the transactions contemplated hereby or the completion by BYL of the transactions contemplated by the Agreement of Merger.

         (d)  Except as Previously Disclosed, as of the date hereof, neither
BYL nor BYL Bank is aware of any reasons relating to BYL or BYL Bank why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement.

3.6      SECURITIES DOCUMENTS AND REGULATORY REPORTS

         (a) BYL has previously delivered or made available to PBOC a complete copy of all Securities Documents filed by BYL pursuant to the Securities Laws or mailed by BYL to its shareholders as a class since January 1, 1995. BYL has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) Since January 1, 1995, BYL and BYL Bank have duly filed with the appropriate regulatory authorities, in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, and BYL and BYL Bank have previously delivered or made available to PBOC accurate and complete copies of all such reports. In connection with the most recent examinations of BYL and BYL Bank by the appropriate regulatory authorities, neither BYL nor BYL Bank were required to correct or change any action, procedure or proceeding which BYL and BYL Bank believe in good faith has not been now corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect. The most recent regulatory rating given to BYL Bank as to compliance with the CRA is "satisfactory." To the best knowledge of BYL and BYL Bank, since its last regulatory examination of CRA compliance, BYL Bank has not received any complaints as to CRA compliance.

3.7      FINANCIAL STATEMENTS

         (a) BYL has previously delivered or made available to PBOC accurate and complete copies of the BYL Financial Statements for all periods ended prior to the date hereof, which in the case of the consolidated statement of financial condition of BYL as of December 31, 1999 and 1998 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the years ended December 31, 1999, 1998 and 1997 are accompanied by the audit report of Vavrinek, Trine, Day & Co., independent public accountants with respect to BYL, as well as the unaudited consolidated statement of financial condition of BYL as of June 30, 2000 and the unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the six months ended June 30, 2000 and 1999. The BYL Financial Statements referred to herein, as well as the BYL Financial Statements to be delivered pursuant to Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of BYL as of the respective dates set forth therein, and the consolidated results of operations, changes in shareholders' equity and cash flows of BYL for the respective periods or as of the respective dates set forth therein.

         (b) Each of the BYL Financial Statements has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein, and except that unaudited BYL Financial Statements may not include all footnote disclosures required by generally accepted accounting principles. The audits of BYL have been conducted in accordance with generally accepted auditing standards. The books and records of BYL and BYL Bank are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of BYL and BYL Bank.

         (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of BYL as of June 30, 2000 (including related notes) and (ii) of liabilities incurred since such date in the ordinary course of business, BYL and BYL Bank have no liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of BYL and BYL Bank.


3.8      MATERIAL ADVERSE CHANGE

         Since June 30, 2000, (i) BYL and BYL Bank have conducted their businesses in the ordinary and usual course and (ii) no event has occurred or circumstances arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

3.9      ENVIRONMENTAL MATTERS

         (a) To the knowledge of BYL and BYL Bank, BYL and BYL Bank are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, individually or in the aggregate, have a Material Adverse Effect. Neither BYL nor BYL Bank have received any communication alleging that BYL and/or BYL Bank is not in such compliance and, to the knowledge of BYL and BYL Bank, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) To the knowledge of BYL and BYL Bank, none of the properties owned, leased or operated by BYL and BYL Bank has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not individually or in the aggregate have a Material Adverse Effect.

         (c) To the knowledge of BYL and BYL Bank, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against BYL or BYL Bank or against any person or entity whose liability for any Environmental Claim BYL or BYL Bank has or may have retained or assumed either contractually or by operation of law, except such which would not, individually or in the aggregate, have a Material Adverse Effect.

         (d) BYL and BYL Bank have Previously Disclosed any environmental studies conducted by it with respect to any properties directly or indirectly owned or leased by it as of the date hereof.

3.10     TAX MATTERS

         (a) BYL and BYL Bank have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither BYL nor BYL Bank will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by BYL and BYL Bank are complete and accurate in all material respects. Neither BYL nor BYL Bank are delinquent in the payment of any material tax, assessment or governmental charge, and has not requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, state and local income tax returns of BYL and BYL Bank have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against BYL or BYL Bank as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to BYL or BYL Bank to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such return is pending or, to the knowledge of BYL or BYL Bank, threatened.

         (c) BYL (i) is not a party to any agreement providing for the allocation or sharing of taxes, (ii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by it (nor does BYL or BYL Bank have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) and (iii) has not filed a consent pursuant to
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11     LEGAL PROCEEDINGS

         BYL and BYL Bank have Previously Disclosed all existing or, to the knowledge of BYL and BYL Bank, threatened, legal, administrative, arbitral or other proceedings, claims, actions, controversies or governmental investigations of any nature against or involving BYL, BYL Bank or their respective officers, directors, employees or agents. Neither BYL nor BYL Bank is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect.

3.12     COMPLIANCE WITH LAWS

         (a) BYL and BYL Bank have all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are necessary in order to permit them to carry on their business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the knowledge of BYL and BYL Bank, no suspension or cancellation of any of the same is threatened.

         (b) Except as Previously Disclosed, neither BYL nor BYL Bank is in violation of its Articles of Incorporation or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other Governmental Entity (including, without limitation, all banking, securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect; and neither BYL nor BYL Bank has received any notice or communication from any Governmental Entity asserting that either BYL or BYL Bank is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect. Except as Previously Disclosed, neither BYL nor BYL Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment, and neither BYL nor BYL Bank has received any written communication from a Governmental Entity requesting that it enter into any of the foregoing.

3.13     CERTAIN INFORMATION

         The Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of BYL and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (excluding any information relating specifically to PBOC which is expressly provided by PBOC to BYL for inclusion therein).

3.14     EMPLOYEE BENEFIT PLANS

         (a) BYL and BYL Bank have Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, bonus or group insurance contract or any other incentive, welfare or employee benefit plan, as defined in
Section 3(3) of ERISA, or agreement, understanding, practice or commitment, formal or informal, sponsored, maintained or contributed to by BYL or BYL Bank for the benefit of the current or former directors, officers, employees or independent contractors of BYL and BYL Bank (the "BYL Employee Plans"). BYL and BYL Bank have previously furnished or made available to PBOC accurate and complete copies of the BYL Employee Plans together with (i) the most recent actuarial and financial reports prepared with respect to any such plans that are qualified plans, (ii) the most recent annual reports filed with any Governmental Entity with respect to each such plan and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any such plan that is a qualified plan.

         (b) None of BYL, BYL Bank, any pension plan maintained by them and qualified under Section 401 of the Code or, to the knowledge of BYL and BYL Bank, any fiduciary of such plan has incurred any liability to the PBGC, the Department of Labor or the Internal Revenue Service with respect to the coverage of any employees of BYL and BYL Bank under any BYL Employee Plan that has not been satisfied in full and that would have a Material Adverse Effect. To the knowledge of BYL and BYL Bank, no reportable event under Section 4043(b) of ERISA has occurred with respect to any BYL Employee Plan that is a pension plan.

         (c) BYL and BYL Bank do not participate in nor has BYL or BYL Bank incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each BYL Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "BYL Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that (i) such plan is qualified under Section 401 of the Code and (ii) the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the knowledge of BYL and BYL Bank, is threatened to be revoked and BYL does not know of any ground on which such revocation may be based. Neither BYL nor BYL Bank has any material liability under any such plan that is not reflected on the balance sheet of BYL at December 31, 1999 included in the BYL Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or
Section 4975 of the Code) has occurred with respect to any BYL Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax on BYL under Section 4975 of the Code or otherwise have a Material Adverse Effect.

         (f) Full payment has been made (or proper accruals have been established to the extent required by generally accepted accounting principles) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established to the extent required by generally accepted accounting principles) of all contributions which are due and payable after the date hereof and prior to the Effective Time, under the terms of each BYL Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any BYL Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any BYL Pension Plan.

         (g) The BYL Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, to the knowledge of BYL and BYL Bank, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the BYL Employee Plans or any trust related thereto or any fiduciary thereof.

3.15     CERTAIN CONTRACTS

         (a) Except as Previously Disclosed, neither BYL nor BYL Bank is a party to, is bound or affected by, receives or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by BYL or BYL Bank (other than in the case of deposits, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by BYL or BYL Bank of any obligation; (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of BYL or BYL Bank, other than any agreement, arrangement or commitment terminable at will and without the payment of any penalty by BYL or BYL Bank, or the termination of which otherwise would not have a Material Adverse Effect; (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of BYL or BYL Bank upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which BYL or BYL Bank is obligated to indemnify any director, officer, employee or agent of BYL or BYL Bank; (v) any agreement, arrangement or understanding to which BYL or BYL Bank is a party or by which either of the same is bound which limits the freedom of BYL or BYL Bank to compete in any line of business or with any person or entity; (vi) any supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by an applicable federal or state regulatory agency; (vii) any lease of real or personal property requiring payments of annual rental in excess of $5,000, whether as lessor or lessee; or (viii) any other agreement, arrangement or understanding which involves an annual payment of more than $5,000. A copy of each such agreement, arrangement or understanding has been made available to PBOC or, if oral, has been described in writing and Previously Disclosed.

         (b) Neither BYL nor BYL Bank is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which they are a party or by which their assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16     BROKERS AND FINDERS

         Except as Previously Disclosed, neither BYL, BYL Bank nor any of their directors, officers, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for BYL or BYL Bank in connection with this Agreement or the transactions contemplated hereby.

3.17     INSURANCE

         BYL and BYL Bank believe that each of BYL and BYL Bank is insured, and during each of the past three calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. BYL and BYL Bank has Previously Disclosed to PBOC a list identifying all insurance policies maintained by it as of the date hereof and any claims pending thereunder. All of the policies and bonds maintained by BYL and BYL Bank are in full force and effect and all claims thereunder have been filed in a due and timely manner and no such claim has been denied.

3.18     PROPERTIES

         All real and personal property owned by BYL and BYL Bank or presently used by them in their business are in condition (ordinary wear and tear excepted) sufficient to carry on the business of BYL and BYL Bank in the ordinary course of business consistent with their past practices. BYL and BYL Bank have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws or of lessors respecting any leased property) to all of the material properties and assets, real and personal, reflected on the balance sheet as of December 31, 1999 included in the BYL Financial Statements or acquired after such date, other than properties sold by BYL or BYL Bank in the ordinary course of business, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business and (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent. All real and personal property which is material to BYL and BYL Bank business and leased or licensed by BYL and BYL Bank are held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. BYL and BYL Bank have Previously Disclosed a description of each real property owned or leased by BYL and BYL Bank and used in the conduct of their business.

3.19     LABOR

         No work stoppage involving BYL and BYL Bank is pending or, to the knowledge of BYL and BYL Bank, threatened. Neither BYL nor BYL Bank is involved in, or to the knowledge of BYL and BYL Bank threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of BYL or BYL Bank which could reasonably be expected to have a Material Adverse Effect. Employees of BYL and BYL Bank are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the knowledge of BYL and BYL Bank, there have been no efforts to unionize or organize any employees of BYL or BYL Bank.

3.20     TRANSACTIONS WITH AFFILIATES

         Except as Previously Disclosed, there are no existing or pending transactions, nor are there any agreements or understandings, with any directors, officers or employees of BYL or BYL Bank or any person or entity affiliated with it (collectively, "Affiliates"), relating to, arising from or affecting BYL and BYL Bank, including, without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies or the sale, lease or use of any assets of BYL or BYL Bank.

3.21     NONPERFORMING AND CLASSIFIED ASSETS

         (a) Each loan on the books and records of BYL Bank, including unfunded portions of outstanding lines of credit and loan commitments, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of BYL and BYL Bank, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

         (b) BYL and BYL Bank have Previously Disclosed as of September 30, 2000: (i) any written or, to BYL's and BYL Bank's knowledge, oral loan or similar agreement under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the knowledge of BYL and BYL Bank, in default of any other provision thereof; (ii) each loan or similar agreement which has been classified as "substandard," "doubtful" or "loss" or designated "special mention" by BYL Bank or an applicable regulatory authority; and (iii) a listing of the real estate owned or acquired by BYL Bank by foreclosure or by deed-in-lieu thereof.

3.22     REQUIRED VOTE; INAPPLICABILITY OF ANTITAKEOVER STATUTES; FAIRNESS
OPINION

         (a) This Agreement and the transactions contemplated hereby are required to be approved on behalf of BYL by the affirmative vote of the holders of at least a majority of the outstanding shares of the BYL Common Stock.

         (b) No "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby.

         (c) BYL has received a written opinion of Sutro & Co., dated the date hereof with respect to the fairness of the Merger Consideration to be received by the shareholders of BYL pursuant to this Agreement from a financial point of view.

3.23     PROPOSED TRANSACTION WITH CNL COMMERCIAL FINANCE, INC.

         (a) BYL and BYL Bank have executed the CNL Transaction Agreements. BYL and BYL Bank had all requisite corporate power and authority to enter into the CNL Transaction Agreements and (subject to receipt of all necessary governmental approvals) to perform all of their obligations under the CNL Transaction Agreements. The execution and delivery of the CNL Transaction Agreements and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BYL and BYL Bank. The CNL Transaction Agreements have been duly and validly executed and delivered by BYL and BYL Bank and constitute legal, valid and binding obligations of BYL and BYL Bank which are enforceable against BYL and BYL Bank in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (b) None of the execution and delivery of the CNL Transaction Agreements by BYL and BYL Bank, the consummation by BYL and BYL Bank of the transactions contemplated thereby in accordance with the terms thereof, nor compliance by BYL and BYL Bank with any of the terms or provisions thereof, will
(i) violate any provision of the Articles of Incorporation or Bylaws of BYL or BYL Bank; (ii) assuming that the consents and approvals set forth therein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BYL or BYL Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of BYL or BYL Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BYL or BYL Bank are a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Government Entities referred to in the CNL Transaction Agreements, no consents or approvals of or filings or registrations with or notices to any Governmental Entity are required on behalf of BYL or BYL Bank in connection with
(a) the execution and delivery of the CNL Transaction Agreements by BYL and BYL Bank and (b) the completion by BYL and BYL Bank of the transactions contemplated thereby.

         (c) The representations and warranties of BYL and BYL Bank set forth in the CNL Transaction Agreements shall be true and correct as of the date which is the month end prior to the date of this Agreement and as of the date which is the month end prior to the date of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date).

         (d) Any release obtained by BYL or BYL Bank from an employee in connection with the Commencement Date (as defined in the CNL Transaction Agreements) remain in full force and effect and no action has been taken by such employees to rescind such agreements.

         (e)  To the extent that the regulatory approvals required by Section
4.01 of the CNL Operations Agreement are not obtained by the Regulatory Approval Deadline, as defined therein, the sole recourse of the parties thereto against BYL, BYL Bank or any successor to BYL's interest shall be as set forth in
Section 4.04 of the CNL Operations Agreement.

3.24     DISCLOSURES

         None of the representations and warranties of BYL or BYL Bank or any of the written information or documents which are furnished by BYL or BYL Bank to PBOC pursuant to this Agreement or in connection with the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances (including without limitation the nature and scope of the information described in the representation, warranty, information or document), not misleading. Copies of all documents Previously Disclosed or made available to PBOC pursuant to this
Article III are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto and all waivers thereunder.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PBOC AND THE BANK


         PBOC and the Bank represents and warrants to BYL and BYL Bank as follows:

4.1      ORGANIZATION, STANDING AND AUTHORITY OF PBOC

         PBOC is a corporation duly organized and validly existing under the laws of the State of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the ability of PBOC to consummate the transactions contemplated hereby. PBOC is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder.

4.2      ORGANIZATION, STANDING, AUTHORITY AND OWNERSHIP OF THE PBOC
SUBSIDIARIES

         (a) Each PBOC Subsidiary which is a Significant Subsidiary (i) is duly organized and validly existing under the laws of the jurisdiction of its incorporation; (ii) except as Previously Disclosed, has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted; and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the ability of the PBOC and the Bank to consummate the transactions contemplated by this Agreement.

         (b) Interim will be at the Effective Time an interim stock corporation duly organized, validly existing and in good standing under the laws of the State of California. Interim will not engage in any business other than in connection with the transactions contemplated by this Agreement and the Agreement of Merger and Interim will have no material obligations or liabilities other than its obligations hereunder.

4.3      AUTHORIZED AND EFFECTIVE AGREEMENT; CONSENTS AND APPROVALS

         (a) PBOC and the Bank have all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals) to perform all of their obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PBOC and the Bank. This Agreement has been duly and validly executed and delivered by PBOC and the Bank and constitutes legal, valid and binding obligations of PBOC and the Bank which are enforceable against PBOC and the Bank in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (b) At the Effective Time, Interim will have full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in accordance with the terms thereof. At the Effective Time, the execution and delivery of the Agreement of Merger by Interim and the consummation of the transactions contemplated thereby will have been duly and validly approved by the Board of Directors of Interim and by PBOC as the sole stockholder of Interim, and no other corporate proceedings on the part of Interim are necessary to consummate the transactions so contemplated. The Agreement of Merger, upon its execution and delivery by Interim, will constitute a valid and binding obligation of Interim, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (c) None of the execution and delivery of this Agreement by PBOC and the Bank, the execution and delivery of the Agreement of Merger by Interim, the consummation by PBOC and the Bank of the transactions contemplated hereby in accordance with the terms hereof, the consummation by Interim of the transactions contemplated by the Agreement of Merger, compliance by PBOC or the Bank with any of terms or provisions hereof or compliance by Interim with any terms or provisions of the Agreement of Merger, will (i) violate any provision of the Certificate of Incorporation or other governing instrument or Bylaws of PBOC, the Bank or Interim, (ii) assuming that the consents and approvals set forth herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PBOC, the Bank or Interim or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of PBOC, the Bank or Interim under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PBOC, the Bank or Interim is a party, or by which any of their respective properties or assets may be bound or affected except as Previously Disclosed, except, with respect to
(ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of PBOC and the Bank taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except as Previously Disclosed and except for consents and approvals of or filings or registrations with or notices to the Secretary of State of the State of Delaware, the Secretary of State of the State of California, the Department, the FRB and the OTS, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of PBOC, the Bank and Interim in connection with (a) the execution and delivery of this Agreement by PBOC and the Bank or the execution and delivery of the Agreement of Merger by Interim and (b) the completion by PBOC and the Bank of the transactions contemplated hereby or the completion by Interim of the transactions contemplated by the Agreement of Merger.

         (d) As of the date hereof, neither PBOC nor the Bank is aware of any reasons relating to PBOC or the Bank why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement.

4.4      SECURITIES DOCUMENTS

         PBOC has previously delivered or made available to BYL a complete copy of all Securities Documents filed by PBOC pursuant to the Securities Laws or mailed by PBOC to its shareholders as a class since May 31, 1998. PBOC has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading.

4.5      FINANCIAL STATEMENTS

         PBOC has previously delivered or made available to BYL accurate and complete copies of the PBOC Financial Statements for all periods ended prior to the date hereof, which in the case of the consolidated statement of financial condition of PBOC as of December 31, 1999 and 1998 and the consolidated statements of income, shareholders' equity and cash flows for each of the years ended December 31, 1999, 1998 and 1997 are accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to PBOC, as well as the unaudited consolidated statement of financial condition as of June 30, 2000 and the unaudited consolidated statements of income, shareholders' equity and cash flows for the six months ended June 30, 2000 and 1999. The PBOC Financial Statements fairly present or will fairly present, as the case may be, the consolidated financial condition of PBOC as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of PBOC for the respective periods or as of the respective dates set forth therein. Each of the PBOC Financial Statements has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. Except to the extent (i) reflected, disclosed or provided for in the consolidated balance sheet of PBOC as of June 30, 2000 (including related notes) and (ii) of liabilities incurred since such date in the ordinary course of business, neither PBOC nor any PBOC Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, which would have a material adverse effect on the ability of PBOC to fulfill its obligations to pay for shares of BYL Common Stock in accordance with the terms of Section 2.6 hereof.

4.6      ACCESS TO FUNDS

         PBOC has, or on the date of the Closing will have, all funds necessary to consummate the Merger and pay the aggregate Merger Consideration to holders of BYL Common Stock pursuant to Section 2.6 hereof.

4.7      LEGAL PROCEEDINGS

         There are no existing or, to the best knowledge of PBOC, threatened, legal, administrative, arbitral or other proceedings, claims, actions, controversies or governmental investigations of any nature against or involving PBOC or any PBOC Subsidiary which could reasonably be expected to have a material adverse effect on the ability of PBOC to consummate the transactions contemplated by this Agreement.

4.8      CERTAIN INFORMATION

         None of the information relating to PBOC supplied or to be supplied by PBOC to BYL expressly for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of BYL and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9      DISCLOSURES

         None of the representations and warranties of PBOC or any of the written information or documents furnished by PBOC to BYL pursuant to this Agreement or in connection with the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances (including without limitation the nature and scope of the information described in the representation, warranty, information or document), not misleading.


                                    ARTICLE V

                                    COVENANTS


5.1      REASONABLE BEST EFFORTS

         Subject to the terms and conditions of this Agreement, each party to this Agreement shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger (including, without limitation, satisfaction of the conditions to consummation of the Merger specified in Article VI of this Agreement) on or before November 30, 2000 or, in the event that requisite regulatory and other approvals have not yet been obtained, as promptly as practicable thereafter, and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party or parties hereto to that end.

5.2      SHAREHOLDER MEETING

         BYL shall take all action necessary to have its shareholders consider this Agreement and the transactions contemplated hereby at a special meeting of shareholders which is called for the purpose as promptly as practicable after the date hereof. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties, as advised by counsel, the Board of Directors of BYL will recommend that the shareholders of BYL approve this Agreement and the transactions contemplated hereby. The parties hereto shall promptly cooperate with each other in the preparation of the Proxy Statement, which shall contain such information as is mutually agreeable to the parties.

5.3      REGULATORY MATTERS

         (a) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. PBOC and BYL shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (b) PBOC and BYL shall, upon request, furnish each other with all information concerning themselves, their directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of PBOC, or BYL to any Governmental Entity in connection with the transactions contemplated by this Agreement.

         (c) PBOC and BYL shall promptly furnish each other with copies of written communications received by, PBOC or BYL, as the case may be, from or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

5.4      INVESTIGATION AND CONFIDENTIALITY

         (a) BYL and BYL Bank shall permit PBOC and its representatives reasonable access to the properties and personnel, and shall disclose and make available to PBOC all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of BYL and BYL Bank including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which PBOC may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations, shall not violate any law or agreement or constitute the waiver of any privilege. In the event that either BYL or BYL Bank is prohibited by law or agreement from providing any of the access referred to in the preceding sentence to PBOC, it shall use its reasonable best efforts to obtain promptly waivers thereof so as to permit such access. BYL and BYL Bank shall make each of their directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with PBOC and its representatives, provided that such access shall be reasonably related to the transactions contemplated by this Agreement and not unduly interfere with normal operations.

         (b) All information furnished to PBOC or its representatives by BYL or BYL Bank previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be held in confidence to the extent required by, and in accordance with, the confidentiality agreement, dated January 6, 2000, between BYL and PBOC (the "Confidentiality Agreement").

5.5      PRESS RELEASES

         PBOC and BYL shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which it determines in good faith is required by law or regulation.

5.6      BUSINESS OF BYL AND THE BANK

         (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of PBOC, BYL and BYL Bank shall carry on their respective businesses in the ordinary course consistent with past practice, (including but not limited to the amount and types of loans originated as of the date hereof in the case of BYL Bank). BYL and BYL Bank shall use all reasonable efforts to (x) preserve their respective business organizations intact, (y) keep available to itself and PBOC and the Bank the present services of the employees of BYL and BYL Bank and (z) preserve for itself and PBOC and the Bank the goodwill of the customers of BYL and BYL Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of PBOC or as expressly contemplated hereby, between the date hereof and the Effective Time, BYL and BYL Bank shall not (to the extent applicable):

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the BYL Common Stock;

                  (ii) issue any shares of its capital stock (except upon the exercise of BYL Options presently outstanding), or issue, grant, modify or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (iii) amend its Articles of Incorporation or Bylaws or equivalent documents; impose, or suffer the imposition, on any share of stock held by BYL of any material lien, charge or encumbrance or permit any such lien to exist; or waive or release any material right or cancel or compromise any material debt or claim;

                  (iv) increase the rate of compensation of any of its directors, executive officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except as may be required pursuant to binding commitments existing on the date hereof and Previously Disclosed, and except as otherwise Previously Disclosed; provided, however, that no increases shall be made to contract officers, and that merit salary increases only may otherwise be paid up to a maximum of 4 percent of base salary, which shall exclude overtime, shift differential, bonus, commissions, car allowance and any other payments which may be included in overall compensation. For purposes of the preceding sentence, any and all merit salary increases must be paid in accordance with BYL's or BYL Bank's normal and customary practices consistently applied over time; provided, however, notwithstanding the foregoing, the Mortgage Division employees only shall be eligible for a review and merit salary increases on or before December 31, 2000. For purposes of this provision, no bonuses or commissions shall be paid by BYL or BYL Bank except those to which BYL or BYL Bank are contractually obligated and which have been Previously Disclosed;

                  (v) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to BYL's Employee Plans, except as required pursuant to binding commitments with respect to qualified benefit plans, as determined by the BYL Board of Directors up to a 4% maximum contribution;

                  (vi) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, except as provided in this
         Section 5.6(a)(xviii), (x) any agreement, indenture or other instrument relating to the borrowing of money (other than in the case of deposits, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or guarantee of any such obligation, (y) any agreement, arrangement or commitment relating to the employment of, or severance of, an officer, employee or consultant or amend any such existing agreement, except that an individual may be employed in the ordinary course of business if the employment of such employee is terminable at will without liability, other than as required by law, or (z) any contract, agreement or understanding with a labor union;

                  (vii) change its method of accounting in effect for the year ended December 31, 1999, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by its and PBOC's independent public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the year ended December 31, 1999, except as required by changes in laws or regulations;

                  (viii) purchase or otherwise acquire, or , except as provided in this Section 5.6(a)(xviii), sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

                  (ix) make any capital expenditures, other than pursuant to binding commitments existing on the date hereof and which are Previously Disclosed and other than expenditures necessary to maintain existing assets in good repair, provided that in no event may capital expenditures exceed $40,000 in the aggregate;

                  (x) file any applications or make any contract with respect to branching, site location or relocation or closing of a branch;

                  (xi) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

                  (xii) engage in any transaction with an Affiliate, other than transactions in the ordinary course of business consistent with past practice and which are in compliance with the requirements of applicable laws and regulations;

                  (xiii) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xiv) discharge or satisfy any material lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

                  (xv) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or, except as provided in this Section 5.6(a)(xviii), rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xvi) invest in any investment securities other than United States government agencies with a term of one (1) year or less or federal funds;

                  (xvii) make any loan which, pursuant to the Underwriting Guidelines of BYL Bank, would have a Quality Grade rated C or worse, except pursuant to outstanding commitments as of the date of this Agreement which have been Previously Disclosed;

                  (xviii)take any action that would result in any of the representations and warranties contained in this Agreement not to be true and correct in any material respect at the Effective Time or that could reasonably result in any material delay in consummation of the transactions contemplated hereby; or

                  (xix) agree to do any of the foregoing.

         (b) BYL and BYL Bank shall not authorize or permit any of their respective directors, officers, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, an Acquisition Transaction (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of BYL, as advised by counsel, (i) recommend or endorse an Acquisition Transaction, (ii) participate in any discussions or negotiations regarding an Acquisition Transaction or (iii) provide any third party (other than PBOC or the Bank) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction. BYL will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than PBOC or the Bank with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.6(b). BYL will notify PBOC immediately if any inquiries or proposals relating to an Acquisition Transaction are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, BYL or BYL Bank, and BYL will promptly inform PBOC in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "Acquisition Transaction" shall mean (i) a merger or consolidation, or any similar transaction, involving BYL or BYL Bank, (ii) a purchase, lease or other acquisition of a substantial portion of the assets or liabilities of BYL or BYL Bank or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of more than 10% of any class or series of equity securities of BYL or BYL Bank.

5.7      CURRENT INFORMATION

         (a) During the period from the date of this Agreement to the Effective Time, BYL and BYL Bank shall, upon the request of PBOC, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of PBOC regarding its financial condition, operations, business and prospects and matters relating to the completion of the transactions contemplated by this Agreement. Concurrently with the filing thereof, BYL will deliver to PBOC copies of the regular and periodic reports filed by BYL and BYL Bank with their banking regulators. As soon as reasonably available, but in no event more than 25 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each calendar year ending December 31), BYL will deliver to PBOC an unaudited consolidated statement of financial condition and a consolidated statement of income for such quarter and the same quarter in the preceding year prepared in accordance with generally accepted accounting principles, and, as soon as reasonably available, but in no event more than 90 days after the end of each calendar year, BYL will deliver to PBOC audited consolidated financial statements which are comparable in nature and scope to the audited BYL Financial Statements.

         (b) As soon as reasonably available, but in no event more than 25 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each calendar year ending December 31), PBOC will deliver to BYL an unaudited consolidated statement of financial condition and a consolidated statement of income for such quarter and the same quarter in the preceding year prepared in accordance with generally accepted accounting principles, and, as soon as reasonably available, but in no event more than 90 days after the end of each calendar year, PBOC will deliver to BYL audited consolidated financial statements which are comparable in nature and scope to the audited PBOC Financial Statements.

5.8      BENEFIT PLANS AND ARRANGEMENTS

         (a) As soon as administratively practicable after the Effective Time, PBOC shall take all reasonable action so that employees of BYL and BYL Bank who are retained by PBOC and become Bank employees shall be entitled to participate in the PBOC employee benefit plans of general applicability. For purposes of determining eligibility to participate in and the vesting of benefits under the PBOC employee benefit plans (other than PBOC's defined benefit pension plan), PBOC shall recognize years of service with BYL and BYL Bank prior to the Effective Time.

         (b) PBOC and the Bank, as appropriate, shall assume: (i) the employment agreements Previously Disclosed with Mr. Barry J. Moore, Ms. Gloria Van Kampen, Mr. Michael Mullarky and Mr. Gary Strachn; (ii) the Executive Salary Continuation Agreements Previously Disclosed with Mr. Robert Ucciferri, Mr. Barry J. Moore, Mr. Michael Mullarky and Ms. Gloria Van Kampen and (iii) the consulting agreement with Mr. Robert Ucciferri set forth in Schedule 5.8(b) hereto.

         (c) PBOC anticipates that most employees of BYL and BYL Bank as of the Effective Time shall become employees of the Bank as of the Effective Time, provided that PBOC shall have no obligation to continue the employment of any BYL or BYL Bank employee and nothing contained in this Agreement shall give any employee of BYL or BYL Bank a right to continuing employment with PBOC or the Bank after the Effective Time. Except for BYL or BYL Bank officers who are listed in Section 5.8(b) hereof, any BYL or BYL Bank employee shall be entitled to receive one week severance payment of each year of service at BYL or BYL Bank. All of such BYL or BYL Bank employees shall become subject to PBOC's severance policies with respect to employment services performed after the Effective Time for PBOC or the Bank.

5.9      INDEMNIFICATION; INSURANCE

         (a) From and after the Effective Time through the fourth anniversary of the Effective Time, PBOC and the Bank (each an "Indemnifying Party" and together the "Indemnifying Parties"), agrees to indemnify and hold harmless each present director, officer or employee of BYL or BYL Bank, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, only and to the fullest extent to which BYL or BYL Bank is or was required by law or their respective Bylaws to indemnify such Indemnified Parties and in the manner to which it could indemnify such parties under the Bylaws of BYL and BYL Bank, in each case as in effect on the date hereof, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

         (b)  Any Indemnified Party wishing to claim indemnification under
Section 5.9(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the appropriate Indemnifying Party thereof, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction); (ii) the Indemnified Parties will cooperate in the defense of any such matter; (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent; and
(iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

         (c) BYL shall be permitted to maintain up to $3.0 million in aggregate directors' and officers' liability insurance coverage for acts or omissions occurring prior to the Effective Time by persons who are currently covered by the directors' and officers' liability insurance policy maintained by BYL and to purchase an extension of the claims reporting period for the policy providing such coverage for a period of four years following the Effective Date. The total premium for the four-year extension of the claims reporting period shall not exceed $31,000.

5.10     DISCLOSURE SUPPLEMENTS

         From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of a party for the purposes of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.11     FAILURE TO FULFILL CONDITIONS

         In the event that any of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement pursuant to
Section 7.1, it will promptly notify the other party or parties. Each party will promptly inform the other party or parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger and the transactions contemplated hereby by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger and the transactions contemplated hereby.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT


6.1      CONDITIONS PRECEDENT  - ALL PARTIES

         The respective obligations of all of the parties hereto to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

         (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by all of the parties hereto, including approval by the requisite vote of the shareholders of BYL of this Agreement.

         (b) All approvals, consents and waivers from any Governmental Entity the approval, consent or waiver of which is required for the consummation of the transactions contemplated by this Agreement shall have been received and all statutory waiting periods in respect thereof shall have expired, provided, however, that no approval, consent or waiver referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to PBOC and the Bank that had such condition or requirement been known, PBOC and the Bank, in their reasonable judgment, would not have entered into this Agreement.

         (c) None of the parties hereto shall be subject to any statute, rule, regulation, order, injunction or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement and the Agreement of Merger.

6.2      CONDITIONS PRECEDENT - BYL AND BYL BANK

         The obligations of BYL and BYL Bank to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by BYL and BYL Bank pursuant to Section 7.4 hereof.

         (a) The representations and warranties of PBOC and the Bank set forth in Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations and warranties are not true and correct unless the failure of any of the representations and warranties to be so true and correct would have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of PBOC or the Bank to consummate the transactions contemplated by this Agreement.

         (b) PBOC and the Bank shall have performed all material obligations and covenants required to be performed by it on or prior to the Effective Time, provided that to the extent that the OTS or any regulatory agency having jurisdiction over PBOC and/or the Bank, in connection with their review of the applications filed in connection with the transactions contemplated by this Agreement, disapproves or fails to approve or consent (as applicable) to the assumption of the agreements set forth in Section 5.8(b) hereof, the parties hereto recognize that PBOC or the Bank, as the case may be, shall be under no obligation to honor such agreements so long as PBOC or the Bank is prohibited from doing so by such regulatory agencies and agree that such actions shall not be a basis for BYL or BYL Bank to terminate the transactions contemplated by this Agreement.

         (c) PBOC and the Bank shall have delivered to BYL and BYL Bank a certificate, dated the date of the Closing and signed by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

         (d) BYL and BYL Bank shall have received an opinion of Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., dated the date of the Closing, that collectively address the matters set forth in Exhibit E hereto.

         (e) There shall not be pending any proceeding initiated by any Governmental Entity to seek an order, injunction or decree which prevents consummation of the transactions contemplated by this Agreement.

         (f) PBOC and the Bank shall have furnished BYL and BYL Bank with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to PBOC as BYL may reasonably request.

6.3      CONDITIONS PRECEDENT - PBOC AND THE BANK

         The obligations of PBOC and the Bank to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by PBOC and the Bank pursuant to Section 7.4 hereof.

         (a) The representations and warranties of BYL and BYL Bank set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations and warranties are not true and correct unless the failure of any of the representations and warranties to be so true and correct would have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or on the ability of the parties hereto to consummate the transactions contemplated by this Agreement.

         (b) BYL and BYL Bank shall have performed all material obligations and covenants required to be performed by it on or prior to the Effective Time.

         (c)  Intentionally Omitted.

         (d) BYL and BYL Bank shall have delivered to PBOC a certificate, dated the date of the Closing and signed by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

         (e) PBOC and the Bank shall have received an opinion of Knecht & Hansen, dated the date of the Closing, that collectively address the matters set forth in Exhibit G hereto.

         (f) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 6.1(b) hereof) whose consent, approval or waiver shall be required in connection with the transactions contemplated by this Agreement under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which BYL and BYL Bank is a party or is otherwise bound shall have been obtained, except those consents or approvals for which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect or materially adversely affect the ability of PBOC and the Bank to consummate the transactions contemplated by this Agreement.

         (g) There shall not be pending any proceeding initiated by any Governmental Entity to seek an order, injunction or decree which prevents consummation of the transactions contemplated by this Agreement.

         (h) Holders of a number of shares of outstanding BYL Common Stock which represents 10.0% or more of the BYL Common Stock shall not have elected to exercise dissenters' or appraisal rights under Section 1301 of the CGCL.

         (i) BYL and BYL Bank shall have furnished PBOC and the Bank with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to BYL and BYL Bank as PBOC and the Bank may reasonably request.

         (j) Not later than in connection with the Closing, the FDIC shall have terminated the Order to Cease and Desist dated as of June 29, 2000 and the FRB shall have terminated the Memorandum of Understanding dated as of August 10, 2000, in each instance, or the FDIC and/or the FRB, as the case may be, shall have otherwise provided assurances with respect to the termination of such agreements which are acceptable to PBOC and the Bank in their reasonable sole discretion.

                                   ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

7.1      TERMINATION

         This Agreement may be terminated:

         (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

         (b) at any time on or prior to the Effective Time, by PBOC and the Bank in writing if BYL and BYL Bank have, or by BYL and BYL Bank in writing if PBOC or the Bank has, in any material respect, breached (i) any material covenant or undertaking contained herein, or (ii) any representation or warranty contained herein which in the case of BYL and BYL Bank would have, or could reasonably be expected to have, a Material Adverse Effect and in the case of PBOC and the Bank would have, or could reasonably be expected to have, a material adverse effect on the ability of PBOC and the Bank, as applicable, to consummate the transactions contemplated by this Agreement, in any case if such breach has not been cured following written notice of such breach by the earlier of 30 days after the date on which such written notice of such breach is given to the party committing such breach or the Effective Time;

         (c) at any time, by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or are approved in a manner which does not satisfy the requirements of Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

         (d) at any time, by any party hereto in writing, if the shareholders of BYL do not approve this Agreement in the required manner by a vote taken thereon at a meeting duly called for such purpose (including any adjournments thereof) unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before such meeting of shareholders; and

         (e) by any party hereto in writing, if the Effective Time has not occurred by the close of business on May 1, 2001 (which may be extended by PBOC in its sole discretion until July 1, 2001), provided that this right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated by this Agreement and the Agreement of Merger to be consummated by such date.

7.2      EFFECT OF TERMINATION

         In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i)
Section 8.1 hereof shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d) or (e) hereof shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the parties hereto (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either PBOC or BYL.

7.4      WAIVER

         Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of BYL) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party or, to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iii) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed, after shareholders of BYL have approved this Agreement shall not modify either the amount or form of the Merger Consideration or otherwise materially adversely affect any of such shareholders without the approval of the shareholders.

7.5      AMENDMENT OR SUPPLEMENT

         This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and approved by all of the parties' respective Boards of Directors.


                                  ARTICLE VIII

                                  MISCELLANEOUS


8.1      EXPENSES; TERMINATION FEE

         (a) (i) Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, provided that in the event of a termination of this Agreement resulting from a breach of a representation, warranty, covenant or undertaking, the party committing such breach shall be liable for $2.0 million to the other party, plus the expenses of the other party without prejudice to any other rights or remedies as may be available to the non- breaching party, including without limitation any rights under Section 8.1(b) hereof.

                  (ii) PBOC shall pay BYL $2.0 million plus its expenses to the extent that PBOC has elected to extend the date for termination of the transaction to July 1, 2001 pursuant to Section 7.1(e) hereof and the transaction has not closed by such date, for any reason other than a breach of any representation, warranty, covenant or undertaking by BYL or BYL Bank, a failure of BYL or BYL Bank to secure any required regulatory approvals or consents or to the extent the failure to close the transaction is due to BYL or BYL Bank's actions or failure to take certain actions pursuant to the terms of this Agreement.

         (b) Notwithstanding any provision in this Agreement to the contrary, in order to induce PBOC and the Bank to enter into this Agreement and as a means of compensating PBOC and the Bank for the substantial direct and indirect monetary and other damages and costs incurred and to be incurred in connection with this Agreement in the event the transactions contemplated hereby do not occur as a result of a Termination Event (as defined herein), BYL agrees to pay PBOC, and PBOC shall be entitled to payment of, a fee (the "Fee") of $2.0 million upon the occurrence of a Termination Event so long as the Termination Event occurs prior to a Fee Termination Event (as defined herein). The parties hereto acknowledge that the actual amount of such damages and costs would be impracticable or extremely difficult to determine, and that the sum of $2.0 million constitutes a reasonable estimate by the parties under the circumstance existing as of the date of this Agreement of such damages and costs. Such payment shall be made to PBOC in immediately available funds within five business days after the occurrence of a Termination Event. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Time, (ii) 15 months after termination of this Agreement in accordance with its terms following the first occurrence of a Preliminary Termination Event (as defined herein), (iii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Termination Event or a Preliminary Termination Event (other than a termination of this Agreement by PBOC pursuant to Section 7.1(b) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of BYL or BYL Bank) or (iv) 15 months after the termination of this Agreement by PBOC pursuant to Section 7.1(b) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of BYL or BYL Bank.

         (c) For purposes of this Agreement, a "Termination Event" shall mean any of the following events:

                  (i) BYL, without having received PBOC's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder), other than PBOC or a Subsidiary of PBOC, or the Board of Directors of BYL shall have recommended that the shareholders of BYL approve or accept any Acquisition Transaction with any person other than PBOC or a Subsidiary of PBOC;

                  (ii) any person, other than PBOC or the Bank, shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the aggregate voting power represented by the outstanding BYL Common Stock; or

                  (iii) one or more BYL shareholders shall have breached his or her obligations pursuant to the Shareholder Agreement in a manner which materially adversely affects the ability of BYL to obtain the approval of the holders of BYL Common Stock of this Agreement or otherwise materially adversely affects the ability of the parties hereto to consummate the transactions contemplated hereby.

         (d) For purposes of this Agreement, a "Preliminary Termination Event" shall mean any of the following events:

                  (i) any person (other than PBOC or Subsidiary of PBOC) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of BYL Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of BYL Common Stock outstanding (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively);

                  (ii) (A) the holders of BYL Common Stock shall not have approved this Agreement at the meeting of such shareholders held for the purpose of voting on this Agreement, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Agreement or (C) BYL's Board of Directors shall have withdrawn or modified in a manner adverse to PBOC the recommendation of BYL's Board of Directors ith respect to the Agreement, in each case after any person (other than PBOC or the Bank) shall have (x) made, or disclosed an intention to make, a bona fide proposal to BYL or its shareholders to engage in an Acquisition Transaction, (y) commenced a tender offer or filed a registration statement under the Securities Act with respect to an exchange offer or (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in an Acquisition Transaction; or

                  (iii) BYL or BYL Bank shall have breached any representation, warranty, covenant or obligation contained in this Agreement and such breach would entitle PBOC to terminate this Agreement under Section 7.1(b) hereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of this Agreement) after any person (other than PBOC or the Bank) shall have (x) made, or disclosed an intention to make, a bona fide proposal to BYL or its shareholders to engage in an Acquisition Transaction, (y) commenced a tender offer or filed a registration statement under the Securities Act with respect to an exchange offer or (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in an Acquisition Transaction.

         (e) BYL shall promptly notify PBOC in writing of the occurrence of any Preliminary Termination Event or Termination Event.

8.2      ENTIRE AGREEMENT

         This Agreement (including the Stockholder Agreement and the Stock Option Agreement) and the Confidentiality Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto, written or oral.

8.3      ASSIGNMENT; SUCCESSORS

         None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party or parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Except as provided in Section 5.9 hereof, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities. In the event that PBOC or any of its successors, (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors shall assume the obligations set forth in Section 5.9 hereof, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each person covered thereby.

8.4      NOTICES

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to PBOC or the Bank:

                  PBOC Holdings, Inc.
                  5900 Wilshire Boulevard, 16th Floor
                  Los Angeles, California 90036-5013
                  Attn:  Rudolf P. Guenzel
                         President and Chief Executive Officer

         With a required copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, D.C. 20005
                  Attn:  Norman B. Antin, Esq.
                         Jeffrey D. Haas, Esq.

         If to BYL or BYL Bank:

                  BYL Bancorp
                  1875 N. Tustin Avenue
                  Orange, California 92865
                  Attn:  Robert Ucciferri
                         President and Chief Executive Officer

         With a required copy to:

                  Knecht & Hansen
                  1301 Dove Street
                  Suite 900
                  Newport Beach, California 92660
                  Attn:  Loren P. Hansen, Esq.


8.5      ALTERNATIVE STRUCTURE

         Notwithstanding any provision of this Agreement to the contrary, PBOC and the Bank may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of BYL set forth herein, provided that (i) the consideration to be paid to the holders of BYL Common Stock is not thereby changed in kind or reduced in amount as a result of such modification or alters the taxation of any amounts to be received by the holders of BYL Common Stock and (ii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to PBOC's or the Bank's obligations set forth in Sections 6.1 and 6.3 hereof.

8.6      INTERPRETATION

         The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement," "the date hereof" and terms of similar import herein, unless the context otherwise requires, shall be deemed to be the date first above written on page one (1) hereof.

8.7      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction except to the extent federal law may be applicable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                           PBOC HOLDINGS, INC.
Attest:


/s/ J. MICHAEL HOLMES                      By:    /s/ RUDOLF P. GUENZEL
-------------------------------------             ------------------------------
Name:  J. Michael Holmes                   Name:  Rudolf P. Guenzel
Title: Senior Executive Vice President,    Title: President and Chief Executive
        Chief Financial Officer and                Officer
        Secretary


Attest:                                    PEOPLE'S BANK OF CALIFORNIA


/s/ DOREEN J. BLAUSCHILD                   By:    /s/ RUDOLF P. GUENZEL
-------------------------------------             ------------------------------
Name:  Doreen J. Blauschild                Name:  Rudolf P. Guenzel
Title: Senior Vice President, General      Title: President and Chief Executive
        Counsel and Secretary                      Officer


                                           BYL BANCORP

Attest:

/s/ JOHN J. MYERS                          By:    /s/ ROBERT UCCIFERRI
-------------------------------------             ------------------------------
Name:  John "Jack" Myers                   Name:  Robert Ucciferri
Title: Secretary                           Title: President and Chief  Executive
                                                   Officer


                                           BYL BANK GROUP

Attest:

/s/ JOHN J. MYERS                          By:    /s/ ROBERT UCCIFERRI
-------------------------------------             ------------------------------

Name:  John "Jack" Myers                   Name:  Robert Ucciferri
Title: Secretary                           Title: President and Chief  Executive
                                                   Officer

                                                                       EXHIBIT A



                                November 1, 2000



PBOC Holdings, Inc.
5900 Wilshire Boulevard,
16th Floor
Los Angeles, CA 90036-5013

Gentlemen:

         The undersigned director and/or executive officer of BYL Bancorp ("BYL") understands that PBOC Holdings, Inc. ("PBOC") and its wholly-owned subsidiary, People's Bank of California (the "Bank") are about to enter into an Agreement and Plan of Reorganization (the "Agreement") with BYL and BYL Bank Group. The Agreement provides for the merger of BYL with and into PBOC (the "Merger") and the conversion of outstanding shares of Common Stock of BYL into cash in accordance with the terms therein set forth.

         In order to induce PBOC and the Bank to enter into the Agreement, and intending to be legally bound hereby, the undersigned represents, warrants and agrees that at the meeting of BYL's shareholders contemplated by Section 5.2 of the Agreement and any adjournment thereof the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Agreement the shares of BYL Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as (to the extent of the undersigned's proportionate voting interest) any other shares of BYL Common Stock over which the undersigned may hereafter acquire beneficial ownership (collectively, the "Shares"). Subject to the final paragraph of this agreement, the undersigned further agrees that he will use his best efforts to cause any other shares of BYL Common Stock over which he has or shares voting power to be voted in favor of the Agreement.

         The undersigned represents and warrants that he has or shares the beneficial ownership of the number of shares of BYL Common Stock set forth opposite his name on Schedule I hereto.

         The undersigned further represents, warrants and agrees that until the earlier of (i) the consummation of the transactions contemplated by the Agreement or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

            (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving BYL which would have the effect of any person, other than PBOC or an affiliate of PBOC, acquiring control over BYL or any substantial portion of the assets of BYL. As used herein, the term "control" means (1) the ability to direct the voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (2) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement or understanding or otherwise.

            (b) sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer or similar proposal made by any person, other than PBOC or an affiliate of PBOC, (ii) to any person known by the undersigned to be seeking to obtain control of BYL or any substantial portion of the assets of BYL or to any other person, other than PBOC or an affiliate of PBOC, under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control or (iii) for the principal purpose of avoiding the obligations of the undersigned under this agreement.

         It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of BYL. It is further understood and agreed that this agreement is not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any Shares as of the date hereof.

         Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.


                                       Very truly yours


                                       ----------------------------
                                       Name


Accepted and Agreed to:

PBOC HOLDINGS, INC.


By:
    ----------------------------------
    Name: Rudolf P. Guenzel

      Title:    President and Chief Executive Officer

                                                                      Schedule I


                                            Number of Shares Beneficially Owned
  Name of Shareholder                           of BYL Common Stock (1)
-------------------------------------------------------------------------------
Henry C. Cox II                                                    117,088
Eddie R. Fisher                                                     78,117
Neil F. Hatcher                                                    108,576
H. Rhoads Martin, Jr.                                                7,549
Barry J. Moore                                                         500
Michael H. Mullarky                                                 14,999
John F. Myers                                                        9,466
Robert Ucciferri                                                    37,312
Gloria J. VanKampen                                                 46,471
Brent W. Wahlberg                                                   10,871
Gary Strachn                                                         2,000


----------
      (1)  Does not include options to purchase shares of BYL Common Stock.

                                                                       EXHIBIT B

                               AGREEMENT OF MERGER


         AGREEMENT OF MERGER, dated as of ____ _____, 2001, by and between PBOC Acquisition Corp. ("Interim"), a California corporation formed by PBOC Holdings, Inc. ("Company"), a Delaware corporation, solely to facilitate the transactions contemplated by the Reorganization Agreement, defined below, and BYL Bancorp ("BYL"), a California corporation. Interim and BYL are hereinafter sometimes collectively referred to as the "Merging Corporations."

         This Agreement of Merger is being entered into pursuant to an Agreement and Plan of Reorganization, dated as of November 1, 2000 (the "Reorganization Agreement") by and among the Company, People's Bank of California (the "Bank"), BYL and BYL Bank Group ("BYL Bank").

         In consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1  "BYL Common Stock" shall mean the common stock of BYL.

         1.2 "Effective Time" shall mean the time at which the Merger contemplated by this Plan of Merger becomes effective as provided in Section 2.5 of the Reorganization Agreement.

         1.3 "Interim Common Stock" shall mean the common stock, par value $.01 per share, of Interim owned by the Company.

         1.4 The "Merger" shall refer to the merger of Interim with and into BYL as provided in Section 2.1 of this Plan of Merger and Section 2.1 of the Reorganization Agreement.

         1.5 "Surviving Corporation" shall refer to BYL as the surviving corporation of the Merger.

                                   ARTICLE II

                               TERMS OF THE MERGER

         2.1 THE MERGER. Subject to the terms and conditions set forth in the Reorganization Agreement, at the Effective Time, Interim shall be merged with and into BYL pursuant and subject to the California Corporations Code. BYL shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the State of California. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of the Merging Corporations and thereupon and thereafter, all the property, rights, powers, and franchises of each of the Merging Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Merging Corporations in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Merging Corporations is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Corporations if the Merger had not occurred.

         2.2 ARTICLES OF INCORPORATION AND BYLAWS. As of the Effective Time, the Articles of Incorporation and Bylaws of BYL shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

         2.3 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Interim shall become the directors and officers of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

                                   ARTICLE III

                              CONVERSION OF SHARES

         3.1  CONVERSION OF BYL COMMON STOCK.

         As of the Effective Time, each share of BYL Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by BYL (including treasury shares) or the Company or the Bank other than in a fiduciary capacity, which shares shall be cancelled) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration as set forth in the Reorganization Agreement.

         3.2  EXCHANGE OF SHARES.

          The obligations of the Company to effectuate the exchange of the Merger Consideration for the shares of BYL Common Stock shall be as set forth in
Section 2.9 of the Reorganization Agreement.

         3.3 INTERIM COMMON STOCK. Each share of Interim Common Stock which is issued and outstanding immediately prior to the Effective Time shall be converted automatically and without any action on the part of the holder thereof into an equal number of issued and outstanding shares of common stock of the Surviving Corporation.

                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1 CONDITIONS PRECEDENT. The respective obligations of each party under this Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Reorganization Agreement.

         4.2 TERMINATION. This Plan of Merger shall be terminated upon the termination of the Reorganization Agreement in accordance with Articles VII and VIII thereof.

         4.3 AMENDMENTS. To the extent permitted by law and the Reorganization Agreement, this Plan of Merger may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         4.4 SUCCESSORS. This Plan of Merger shall be binding on the successors of Interim and BYL.

         IN WITNESS WHEREOF, Interim and BYL have caused this Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.


                                       PBOC ACQUISITION CORP.

Attest:



                                       By:
                                           ------------------------------------
                                           Rudolf Guenzel
                                           President and Chief Executive Officer



                                       BYL BANCORP
Attest:



                                       By:
                                           ------------------------------------
                                           Robert Ucciferri
                                           President and Chief Executive Officer

                                                                       EXHIBIT C

                                     FORM OF
                 AGREEMENT AND PLAN OF MERGER AND LIQUIDATION OF
                                   BYL BANCORP
                             BY PBOC HOLDINGS, INC.


         AGREEMENT AND PLAN OF MERGER AND LIQUIDATION agreed to this __ day of ____ 2001, between PBOC Holdings, Inc., a Delaware corporation ("Company"), and BYL Bancorp, a California corporation ("BYL").

         WHEREAS, the Company owns all of the issued and outstanding capital stock of BYL; and

         WHEREAS, the Company wishes to approve, authorize, and consent to (i) the merger of BYL with and into the Company pursuant to the Delaware General Corporation Law ("DGCL") and the California Corporations Code and (ii) the voluntary liquidation of BYL in accordance with Section 332 of the Internal Revenue Code of 1986, as amended ("Code") and pursuant to an Agreement and Plan of Reorganization, dated as of November 1, 2000; and

         WHEREAS, PBOC Acquisition Corp., a Delaware corporation and former subsidiary of the Company, previously has merged with and into BYL.

         NOW, THEREFORE, the parties hereto agree as follows:


         1. The Company approves, authorizes, and consents to the merger and liquidation of BYL.

         2. Following the consummation of this Agreement and Plan of Merger and Liquidation, BYL shall be liquidated in accordance with the provisions of
Section 332 of the Internal Revenue Code of 1986, as amended.

         3. The officers of BYL are authorized and directed to distribute BYL's assets (subject to its liabilities) within one year in cancellation of its stock to the Company, as owner of all of its issued and outstanding stock.

         4. The officers of BYL are further authorized and directed to take all appropriate and necessary actions to liquidate BYL in accordance with the Code.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Liquidation to be executed by their respective duly authorized officers as of the day and year first above written.



                                       PBOC ACQUISITION CORP.

Attest:



                                       By:
                                           ------------------------------------
                                           Rudolf Guenzel
                                           President and Chief Executive Officer



                                       BYL BANCORP
Attest:



                                       By:
                                           ------------------------------------
                                           Robert Ucciferri
                                           President and Chief Executive Officer

                                                                       EXHIBIT D


                             ARTICLES OF COMBINATION
                             AND AGREEMENT OF MERGER


         People's Bank of California, Los Angeles, California ("People's Bank"), a federally-chartered savings bank, and BYL Bank Group, a California chartered commercial bank ("BYL Bank"), hereby agree and certify as follows pursuant to 12 C.F.R. Sections 552.13 (f) and 552.13(j):

                                   WITNESSETH:

         WHEREAS, an Agreement and Plan of Reorganization, dated as of November 1, 2000 (the "Agreement"), by and among People's Bank, its parent holding company, PBOC Holdings, Inc. ("PBOC"), BYL Bank and BYL Bancorp ("BYL"), the holding company of BYL Bank, has been approved;

         WHEREAS, PBOC, People's Bank, BYL and BYL Bank intend to comply with
Section 2.2(b) of the Agreement to effectuate the merger of BYL Bank with and into People's Bank (the "Bank Merger"); and

         WHEREAS, BYL Bank and People's Bank (the "Constituent Banks") desire to provide for the terms and conditions of the Bank Merger.

         NOW, THEREFORE, BYL Bank and People's Bank hereby agree as follows:

         1. The Bank Merger shall become effective upon receipt of all necessary approvals or non-objections from the Office of Thrift Supervision ("OTS") and the Commissioner of Financial Institutions of the State of California and on the date specified in the endorsement of these Articles of Combination and Agreement of Merger relating to the Bank Merger by the Secretary of the OTS pursuant to 12 C.F.R. Section 552.13(k), or any successor thereto (the "Effective Time").

         2. People's Bank shall be the resulting institution ("Resulting Institution") of the Bank Merger.

         3. The name of the Resulting Institution shall be "People's Bank of California."

         4. Upon the Effective Time, all offices of BYL Bank shall be offices of People's Bank. As of the Effective Time, the home office of People's Bank shall remain at 5900 Wilshire Blvd., Los Angeles, CA 90036 and the locations of the offices of People's Bank shall be:



Bank of Hollywood - a Division of People's      COSTA MESA
Bank of California                              1700 Adams Avenue, Suite 100
6930 Hollywood Blvd.                            Costa Mesa, 92626
Los Angeles, CA 90028

Bank of Hollywood - a Division of People's      DE ANZA
Bank of California                              7710 Limonite Avenue
10100 Riverside Drive                           Riverside, CA 92509
Toluca Lake, CA 91602

NORTH HOLLYWOOD                                 HUNTINGTON BEACH
6350 Laurel Canyon Blvd.                        16900 Goldenwest Street
North Hollywood, CA 91606                       Huntington Beach, CA 92647

LONG BEACH                                      MIRA LOMA
525 East Ocean Blvd.                            11010 Limonite Avenue
Long Beach, CA 90802                            Mira Loma, CA 91752

BEVERLY HILLS                                   ORANGE
9100 Wilshire Blvd.                             1875 North Tustin Avenue
Beverly Hills, CA 90212                         Orange, CA 92865

ORANGE                                          ORANGE REGIONAL LOAN CENTER
216 Chapman Ave.                                18206 Imperial Highway
Orange, CA 92866-1506                           Yorba Linda, CA 92886

PACIFIC PALISADES                               INLAND REGION LOAN CENTER**
15305 Sunset Blvd.                              7710 Limonite, Suite M
Pacific Palisades, CA 90272                     Riverside, CA 92509

MONTEBELLO                                      WESTMINSTER
1300 W. Beverly Blvd.                           8251 Westminster Blvd.
Montebello, CA 90640                            Westminster, CA 92683

GARDEN GROVE                                    YORBA LINDA
12112 Valley View

                                                18206 Imperial Highway
Garden Grove, CA 92845-1796                     Yorba Linda, CA 92886

SIMI VALLEY                                     CONSTRUCTION FINANCE DIVISION**
1445 Los Angeles                                18206 Imperial Highway
Simi Valley, CA 93065                           Yorba Linda, CA 92886

SYLMAR                                          MORTGAGE DIVISION - TUSTIN**
13831 Foothill Blvd.                            18302 Irvine Blvd.
Sylmar, CA 91342                                Tustin, CA 92680

BUENA PARK                                      SBA/CAL CAP DIVISION
5470 Beach Blvd.                                26137 La Paz Road, Suite 102
Buena Park, CA 90621                            Mission Viejo, CA 92691

BEVERLY / SERRANO
4500 W. Beverly Blvd.
Los Angeles, CA 90004

TARZANA
19500 Ventura Blvd.
Tarzana, CA 91356

BURBANK
240 North San Fernando Road
Burbank, CA 91502

NORTH IRVINE
4860 Irvine Blvd.
Irvine, CA 92620

SANTA CLARITA
26425 Sierra Highway
Santa Clarita, CA 91321

VENTURA
996 South Seaward Ave.
Ventura, CA 93001

CALABASAS
23642 Calabasas Rd., Bldg 2
Calabasas, CA 91302

IRVINE
15475 Jeffrey Road
Irvine, CA 92620-4102

FAIRFAX
145 South Fairfax Avenue
Los Angeles, CA 90036

SAN PEDRO
28110 South Western Ave.
San Pedro, CA 90732

LOS ANGELES
5900 Wilshire Blvd.
Los Angeles, CA 90036

WESTMINSTER
15555 Brookhurst St.
Westminster, CA 92683

ENCINO*
16820 Ventura Blvd.
Encino, CA 91436

WOODLAND HILLS*
21919 Erwin Street
Woodland Hills, CA 91367


* Universal Branch Acquisition - tentatively approved as of 12/31/00. ** Non-Depository division.



         5. Upon consummation of the Bank Merger, People's Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in People's Bank and People's Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by People's Bank. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to People's Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceedings to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not occurred or People's Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Bank Merger had not occurred.

         6. On and after the Effective Time, the Charter of People's Bank as in effect immediately prior to the Effective Time shall be the Charter of the Resulting Institution until amended in accordance with the terms thereof and applicable law.

         On and after the Effective Time, the Bylaws of People's Bank as in effect immediately prior to the Effective Time shall be the Bylaws of the Resulting Institution until amended in accordance with the terms thereof and applicable law.

         7. Upon and after the Effective Time, until changed in accordance with the Charter and Bylaws of People's Bank and applicable law, the number of directors of the Resulting Institution authorized by the Charter shall be nine
(9) (which includes one vacancy). The names of those persons who, upon and after the Effective Time, shall be directors of the Resulting Institution are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Resulting Institution in the year set forth after his respective name, and until his or her successor is elected and qualified.

                NAME                                                          TERM EXPIRES
                ----                                                          ------------
                Rudolf P. Guenzel                                                 2001

                J. Michael Holmes                                                 2001

                C. Stephen Mansfield                                              2001

                Richard Delaney                                                   2001

                John F. Davis                                                     2002

                Murray Kalis                                                      2002

                Robert MacDonald                                                  2003

                Carl Lo Bue                                                       2003


         The address of each such director is c/o People's Bank, 5900 Wilshire Blvd., Los Angeles, CA 90036.

         8.       OUTSTANDING SHARES AND VOTING.

         (a) PEOPLE'S BANK. The number of issued and outstanding shares of common stock, par value $0.01 per share, of People's Bank is 100,000, all of which were voted in favor of these Articles of Combination and Agreement of Merger pursuant to the unanimous written consent (in lieu of a meeting) of PBOC as the sole stockholder of People's Bank dated as of _______ __, 2001.

         (b) BYL BANK. The number of issued and outstanding shares of common stock, par value $______ per share, of BYL Bank is 100, all of which were voted in favor of these Articles of Combination and Agreement of Merger pursuant to the unanimous written consent (in lieu of a meeting) of BYL Bancorp as the sole stockholder of BYL Bank dated as of ________ __, 2001.

         IN WITNESS WHEREOF, each party hereto has caused these Articles of Combination and Agreement of Merger to be executed by their duly authorized officers as of the ____ day of ______ 2001.


                                                     PEOPLE'S BANK OF CALIFORNIA

Attest:


                                        By:
--------------------------------------     -------------------------------------
Doreen J. Blauschild                       Rudolf P. Guenzel
Senior Vice President, General Counsel     President and Chief Executive Officer
and Secretary


                                 BYL BANK GROUP

Attest:


                                        By:
--------------------------------------     -------------------------------------
Name:                                      Robert Ucciferri
Title:                                     President and Chief Executive Officer

                                   ENDORSEMENT

         These Articles of Combination and Agreement of Merger were filed with the Secretary of the Office of Thrift Supervision in the Department of Treasury and endorsed pursuant to 12 C.F.R. Section 552.13(j), effective at ______, Eastern Time, on ________ __, 2001.

Signed:
       --------------------------------

                                  VERIFICATIONS


         I, Rudolf P. Guenzel, President and Chief Executive Officer of People's Bank of California ("People's Bank"), having read the foregoing Articles of Combination and Agreement of Merger, hereby verify that the statements contained therein are true and correct as to People's Bank.



By:
     ----------------------------------
     Rudolf P. Guenzel



         I, Robert Ucciferri, President and Chief Executive Officer of BYL Bank Group ("BYL Bank"), having read the foregoing Articles of Combination and Agreement of Merger, hereby verify that the statements contained therein are true and correct as to BYL Bank.



By:
     ----------------------------------
     Robert Ucciferri

                                                                       EXHIBIT E

Matters to be covered in Opinion(s) of Counsel to be delivered to BYL and BYL Bank pursuant to Section 6.2(d) of the Agreement


             (a) Each of PBOC and the Bank is duly incorporated and validly existing under the laws of the State of Delaware and the United States, respectively.

            (b) The Agreement has been duly authorized, executed and delivered by PBOC and the Bank and constitutes a valid and binding obligation of PBOC and the Bank and enforceable in accordance with its terms, except that the enforceability of the obligations of PBOC and the Bank may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

            (c) All corporate and shareholder actions required to be taken by PBOC and the Bank by law and their Certificate of Incorporation, Federal Stock Charter and Bylaws to authorize the execution and delivery of the Agreement and consummation of the transactions contemplated thereby have been taken.

            (d) All permits, consents, waivers, clearances, approvals and authorizations of any Governmental Entity or third party which are necessary to be obtained by PBOC and the Bank to permit the execution, delivery and performance of the Agreement and consummation of the transactions contemplated thereby have been obtained.

             In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of officers of PBOC and the Bank. The opinion of such counsel need refer only to matters of Delaware law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to BYL and BYL Bank.

                                                                       EXHIBIT F

                              INTENTIONALLY OMITTED

                                                                       EXHIBIT G


Matters to be covered in Opinion of Counsel to be delivered to PBOC and the Bank pursuant to Section 6.3(d) of the Agreement



         (a) BYL and BYL Bank are duly incorporated and validly existing under the laws of their jurisdiction of incorporation.

         (b) The authorized capital stock of BYL and BYL Bank is as set forth in Section 3.1 of the Agreement. As of the date hereof, there are 2,542,568 shares of BYL Common Stock issued and outstanding and no shares of BYL Preferred Stock issued or outstanding. All of the outstanding shares of BYL Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and the shareholders of BYL have no preemptive rights with respect to any shares of BYL Common Stock. To such counsel's knowledge, except for BYL Options to purchase 377,203 shares of BYL Common Stock, there are no Rights authorized, issued or outstanding with respect to the capital stock of BYL. BYL owns all of the outstanding Common Stock of BYL Bank, free and clear of any Liens or other attachments or encumbrances.

         As of the date hereof, there are 100 shares of BYL Bank common stock issued and outstanding, no shares of BYL Bank preferred stock issued and outstanding and no shares of BYL Bank common stock are held as treasury shares. All outstanding shares of BYL Bank common stock have been duly authorized and validly issued and are fully paid and nonassessable and are owned by BYL.

         (c) The Agreement has been duly authorized, executed and delivered by BYL and BYL Bank and constitutes a valid and binding obligation of BYL and BYL Bank enforceable in accordance with their terms, except that the enforceability of the obligations of BYL and BYL Bank may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

         (d) All corporate and shareholder actions required to be taken by BYL and BYL Bank by law and the Articles of Incorporation and Bylaws of BYL and BYL Bank to authorize the execution and delivery of the Agreement and consummation of the transactions contemplated thereby have been taken.

         (e) All permits, consents, waivers, clearances, approvals and authorizations of any Governmental Entity or third party which are necessary to be obtained by BYL and BYL Bank to permit the execution, delivery and performance of the Agreement and consummation of the transactions contemplated thereby have been obtained.

         (f) To such counsel's knowledge, except as Previously Disclosed, there are no material legal or governmental proceedings pending to which BYL and BYL Bank is a party or to which any property of BYL and BYL Bank are subject and no such proceedings are threatened by governmental authorities or by others.

           In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of officers of BYL and BYL Bank. The opinion of such counsel need refer only to matters of California and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to PBOC and the Bank.

                                                                       EXHIBIT H


                             STOCK OPTION AGREEMENT

         Stock Option Agreement, dated as of November 1, 2000, between PBOC Holdings, Inc., a Delaware corporation ("Grantee"), and BYL Bancorp, a California corporation ("Issuer").

                              W I T N E S S E T H:

         WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into a wholly-owned subsidiary of Grantee (the "Merger");

         WHEREAS, as a condition and an inducement to Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 505,971 fully paid and nonassessable shares (the "Option Shares") of common stock of Issuer (the "Common Stock") at a price per share equal to $10.597 (the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, the number of shares of Common Stock subject to the Option shall be increased so that, after such event, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

         2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of the first exercise (as provided in paragraph (e) of this Section 2) within 90 days following the first Subsequent Triggering Event to occur (or such later period as provided in Section 7). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination was non-volitional); or (iii) the passage of 15 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional), provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 15-month-period, the Exercise Termination Event shall be 15 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. The term "Last Triggering Event" shall mean the last "Initial Triggering Event" to expire, and the term "Holder" shall mean the holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 7.1(b) thereof as a result of such a willful material breach.

         (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                  (i) Issuer or any Subsidiary of Issuer (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder), other than Grantee or any Subsidiary of Grantee (a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned Subsidiaries of Issuer, provided any such transaction is not entered into in violation of the terms of the Merger Agreement, or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least 50% of the Common Stock of Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement), (x) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary or (z) any substantially similar transaction; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

         (ii) Any person, other than Grantee or a Grantee Subsidiary, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in
Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

         (iii) Any person, other than Grantee or a Grantee Subsidiary, shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

         (iv) The Issuer Board, without having received Grantee's prior written consent, shall have withdrawn or modified, or publicly announced its interest to withdraw or modify in any manner adverse in any respect to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction, or Issuer or any Issuer Subsidiary shall have authorized, recommended or proposed, or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

         (v) Any person other than Grantee or a Grantee Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

         (vi) After an overture is made by any person, other than Grantee or a Grantee Subsidiary, to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and (y) shall not have been cured prior to the Notice Date (as defined below); or

         (vii) Any person other than Grantee or a Grantee Subsidiary shall have filed an application or notice with any federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

         (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

         (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

         (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) of the second sentence thereof shall be 20%.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

         (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of any regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the State of California or a day on which banking institutions in the State of California are authorized by law or executive order to close.

         (f) At a Closing, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

         (g) At a Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

         (h) Certificates for Common Stock delivered at a Closing hereunder may be endorsed (in the sole discretion of Issuer) with a restrictive legend that shall read substantially as follows:

            "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

         (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under paragraph (e) of this Section 2, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including without limitation (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Change in Bank

Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to any state or federal regulatory authority is necessary before the Option may be exercised, cooperate fully with the Holder in connection with the preparation of such applications or notices and providing such information to such state or federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as are set forth herein in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, subject to the aforementioned indemnification, if applicable, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of Option Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

         (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Common Stock or similar transaction, the type and number of Option Shares shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of Option Shares that Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

         (b) Whenever the number of Option Shares is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Option Shares purchasable after the adjustment.

         6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six months (or such later period as provided in Section 10) following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Option Shares issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option and the Option Shares, a registration statement under the 1933 Act and qualify such Option and Option Shares for resale or other disposition under applicable state securities laws, in each case in accordance with any plan of disposition requested by Grantee. Issuer will use all reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option and/or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of shares represented by the Option and/or the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of shares represented by the Option and/or the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any such registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

         7. The 90-day or 6-month periods for exercise of certain rights under Sections 2, 6, and 9 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

         8.  (a) Issuer hereby represents and warrants to Grantee as follows:

         (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer and is a valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

         (ii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         (b)  Grantee hereby represents and warrants to Issuer that:

         (i) Grantee has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Grantee and is a valid and legally binding obligation of Grantee.

         (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

         9. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within six months following such Subsequent Triggering Event; provided, however, that until the date 15 days following the date on which the applicable federal or state bank regulatory authority approves an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the applicable federal or state bank regulatory authority.

         10. Each of Grantee and Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the applicable federal or state bank regulatory authority for approval to acquire the shares issuable hereunder and applying for listing or quotation of such shares on any exchange or quotation system on which the Common Stock is then listed or quoted.

         11. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         12. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

         13. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

         15. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         16. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         17. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         18. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

            IN WITNESS WHEREOF, Grantee and Issuer have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                            PBOC HOLDINGS, INC.
Attest:


                                            By:
--------------------------------------             -----------------------------
Name:  J. Michael Holmes                    Name:  Rudolf P. Guenzel
Title: Senior Executive Vice President,     Title: President and Chief Executive
       Chief Financial Officer and                 Officer
       Secretary




                                            BYL BANCORP

Attest:

                                            By:
--------------------------------------             -----------------------------
Name:       John "Jack" Myers               Name:  Robert Ucciferri
Title:      Secretary                       Title: President and Chief Executive
                                                   Officer